DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 Phone: (775) 684 5708 Website: secretaryofstate.biz	Entity # E0822742006-2 Document Number: 20060713601-26 Date Filed: 11/2/2006 12:35:24 PM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DERYCZ SCIENTIFIC, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
PARACORP INCORPORATED
Name
318 N. Carson St. #208                                                CARSON CITY,         NEVADA         89701
Street Address                                                                        City                                            Zip Code
________________________________________________________,
Optional Mailing Address                                                      City                         State           Zip Code

3.Shares: (number of shares corporation authorized to issue)	20,000,000 Preferred Stock, par value $0.001 100,000,000 Common Stock, par value $0.001 Number of shares Number of shares with par value: 120,000,000 Par value: $0.001 without par value: NONE
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)
1. PETER DERYCZ
    Name
10990 WILSHIRE BOULEVARD, SUITE 1410          LOS ANGELES,                CA             90024
Street Address                                                                       City                             State         Zip Code
2. SCOTT AHLBERG
    Name
10990 WILSHIRE BOULEVARD, SUITE 1410           LOS ANGELES,              CA             90024
Street Address                                                                        City                            State         Zip Code
3. JAN PETERSON
    Name
10990 WILSHIRE BOULEVARD, SUITE 1410           LOS ANGELES,               CA            90024
Street Address                                                                         City                            State        Zip Code

5. Purpose: (optional–see instructions)	The purpose of this Corporation shall be:
6.Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	RICHARD MCKILLIGAN ESQ /s/ RICHARD MCKILLIGAN Name Signature 10900 WILSHIRE BOULEVARD, SUITE 500 LOSANGELES, CA 90024 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Illegible 11/01/06 Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 10/04/05

8. Additional Information.

The shares of the Corporation's Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes.   The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.